EXHIBIT 5.1





                       LeBoeuf, Lamb, Greene & MacRae LLP
                              125 West 55th Street
                            New York, New York 10019


                                                              March 23, 2006

The Allstate Corporation
2775 Sanders Road
Northbrook, Illinois  60062

         Re:      The Allstate Corporation
                  5.95% Senior Notes due 2036
                  ---------------------------

Ladies and Gentlemen:

     We have acted as special counsel for The Allstate Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of an aggregate of $650,000,000 principal amount of the Company's 5.95% Senior Notes due 2036 (the "Securities") pursuant to the Indenture, dated as of December 16, 1997, as amended by the Third Supplemental Indenture, dated as of July 23, 1999, and the Sixth Supplemental Indenture, dated as of June 12, 2000, and as supplemented by the Thirteenth Supplemental Indenture, to be dated as of March 24, 2006 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee (successor in interest to State Street Bank and Trust Company) (the "Trustee").

     In connection therewith, we have examined (a) the Registration Statement on Form S-3 (File No. 333-108253), as amended (the "Registration Statement") filed by the Company and the other related registrants with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), (b) the prospectus of the Company dated August 27, 2003, as supplemented by a prospectus supplement, dated March 21, 2006, relating to the Securities, as filed in final form with the Commission on March 23, 2006, pursuant to Rule 424(b)(5) under the Act (the "Prospectus"), (c) the free writing prospectus relating to the Securities filed with the Commission on March 22, 2006 pursuant to Rule 433 under the Act, (d) the Indenture and (e) the Underwriting Agreement (the "Underwriting Agreement") dated March 21, 2006 between the Company and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters named therein. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have


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The Allstate Corporation
March 23, 2006
Page 2


reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

     In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. In addition, we have assumed that the form of the Thirteenth Supplemental Indenture filed as an exhibit to the Company's Current Report on Form 8-K dated March 23, 2006 (the "Current Report") is substantially in the form that will be executed on March 24, 2006. We have also assumed that the books and records of the Company have been maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

     Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions set forth below, we are of the opinion that:

     The Securities have been duly authorized and (assuming their due authentication by the Trustee) when they have been duly executed, issued and delivered in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.

     The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

     We consent to the filing of this opinion as an exhibit to the Current Report, which is incorporated by reference into the Registration Statement and the Prospectus and to the use of our name under the caption "Legal Opinions" contained in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                     Very truly yours,

                                     /s/ LeBoeuf, Lamb, Greene & MacRae LLP